EXHIBIT 23.6


 The Board of Directors
 JLW Property Consultants Pte Ltd
 9 Raffles Place
 #39-00 Republic Plaza
 Singapore 048619


 Dear Sirs


 JLW Property Consultants Pte Ltd & Its Subsidiary Companies
 Years Ended 31 December 1997 and 31 December 1998
 Independent Auditors' Report


 We consent to the incorporation by reference in the Registration Statement on Form S-3 dated 11 March 1999 (and filed on 24 March 1999) of Jones Lang LaSalle Incorporated (formerly LaSalle Partners Incorporated) of our report dated 28 January 1999 with respect to consolidated financial statements of JLW Property Consultants Pte Ltd and its subsidiary companies as of 31 December 1998 and 31 December 1997 and the related profit and loss accounts and cash flow statement for each of the three-year period ended 31 December 1998 which report appears in the Current Report on Form 8-K of Jones Lang LaSalle Incorporated dated 11 March 1999 (and filed 24 March 1999), and to the reference to our Firm under the heading "Experts" in the Prospectus.


 Yours truly


 /S/ COOPERS & LYBRAND
 Certified Public Accountants


 Singapore, 24 March 1999